UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
February 1, 2008

WHERIFY WIRELESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24001	76-0552098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 Mariners Island Blvd., Ste. 300, San Mateo, California	94404
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code
(650) 524-0500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On February 7, 2008, Wherify Wireless, Inc. entered into a Forbearance Agreement where Yorkville Advisors, LLC has agreed to forbear from exercising its rights and remedies under certain debentures described below in respect of Wherify's default under the debenture terms until March 6, 2008. On February 1, 2008, Wherify Wireless, Inc. received a Notice of Default from Yorkville Advisors, LLC. The Notice of Default relates to Convertible Debentures entered into on March 10, 2006 and March 14, 2006, and subsequent amendments thereto between Wherify and Cornell Capital Partners, L.P. The notice was triggered by Wherify’s failure to pay the most recent payments on the debentures to YA Global Investments, L.P. (f/k/a Cornell Capital Partners, L.P.) when due. As of February 1, 2008, the debentures have an outstanding balance of approximately $4,875,000 in principal and $611,054 in interest.

During the 30-day forbearance period, Wherify will be working with YA Global to arrive at a mutually agreeable resolution of the default.

The Notice of Default is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Forbearance Agreement, dated February 7, 2008 is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Notice of Default from Yorkville Advisors, LLC, dated February 1, 2008
99.2	Forbearance Agreement, dated February 7, 2008.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

WHERIFY WIRELESS, INC.

Date: February 7, 2008	By:	/s/ Vincent Sheeran
Name: Vincent Sheeran Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Notice of Default from Yorkville Advisors, LLC, dated February 1, 2008

99.2	Forbearance Agreement, dated February 7, 2008.